                                                                    Exhibit 23.2

                       Consent of Independent Accountants

     We  hereby  consent  to the use in this  Amendment  No.  1 to  Registration
Statement  No.  333-104541  of Empire  Resorts,  Inc.  on Form  S-3/A of (i) our
reports dated June 25 and August 1, 2003,  relating to the financial  statements of Catskill Development,  L.L.C. and (ii) our report dated July 18 and August 1,
2003,  relating to the financial  statements of Monticello  Raceway  Development
Company,  LLC,  each of which  appear in such  Registration  Statement.  We also consent to the reference to us under the heading  "Experts" in such Registration
Statement.

/s/ Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
September 3, 2003